UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 8, 2013

TRANSGENOMIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-30975	911789357
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification
Number)

12325 Emmet Street, Omaha, Nebraska	68164
(Address of principal executive offices)	(Zip Code)

(402) 452-5400

 (Registrant’s telephone number, including area code)

Not applicable

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

On July 8, 2013, the Audit Committee, acting on behalf of the Registrant’s Board of Directors, dismissed McGladrey LLP (the “Former Accountant”) as the principal independent accountant of the Registrant. July 8, 2013 is also the date that the Registrant’s relationship with McGladrey LLP ended for purposes of performing audit services. The Former Accountant’s reports for the past two (2) fiscal years did not contain any adverse opinion or disclaimer of opinion, and such reports were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the two (2) most recent fiscal years and any subsequent interim period through July 8, 2013, there have been no disagreements between the Registrant and the Former Accountant on any matter of accounting principles or practices, financial statement disclosure or auditing scope of procedures, which disagreements, if not resolved to the satisfaction of the Former Accountant, would have caused the Former Accountant to make reference to the subject matter thereof in its report on the Registrant’s financial statements for such fiscal years. No “reportable events” (as defined by Item 304(a)(1)(v) of Regulation S-K) occurred during the two (2) most recent fiscal years and through July 8, 2013.

The Former Accountant has furnished the Registrant with a letter addressed to the U.S. Securities and Exchange Commission stating that the Former Accountant agrees with the above statements. A copy of such letter is attached as Exhibit 16 to this Report.

On July 8, 2013, the Audit Committee, acting on behalf of the Registrant’s Board of Directors, appointed Ernst & Young LLP (the “New Accountant”) as the Registrant’s principal independent accountant. The Registrant did not, nor did anyone on its behalf, consult the New Accountant during the Registrant’s two (2) most recent fiscal years and during the subsequent interim period prior to the Registrant’s engagement of the New Accountant regarding the application of accounting principles to a specified transaction (completed or proposed), the type of audit opinion that might be rendered on the Registrant’s financial statements, any matter being the subject of a disagreement or “reportable event” or any other matter described in Item 304(a)(2) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.
16	Letter from McGladrey LLP regarding change in certifying accountants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 12, 2013	TRANSGENOMIC, INC.

	By:	/s/ Mark P. Colonnese
Mark P. Colonnese Executive Vice President and Chief Financial Officer